111 Great Neck Road, Suite 216
Great Neck, New York 11021
(516) 498-9890

February 19, 2019

Action Stock Transfer Corporation
2469 E. Fort Union Blvd., Suite 214
Salt Lake City, UT 84121

Ladies and Gentlemen:

Bigfoot Project Investments, Inc., a Nevada Corporation (the "Company") has issued the following convertible promissory notes in favor of Power Up Lending Group Ltd., a Virginia corporation (the "Investor"):

1) Convertible promissory note dated August 28, 2017;

2) Convertible promissory note dated July 5, 2018; and

3) Convertible promissory note dated July 31, 2018 (1, 2 and 3 collectively, the "Notes").

Please be advised that the Notes are each paid in full. Accordingly, any share reserves with respect to the Notes may be terminated. Thank you for your attention to this matter.

Very truly yours,

Curt Kramer
Chief Executive Officer